U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                      AMENDMENT NO. 1 TO FORM 8-K/A CURRENT
                                     REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 10, 2004


                           NEOMEDIA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)



  DELAWARE                          0-21743                    36-3680347

(State or Other            (Commission File Number)         (IRS Employer
Jurisdiction                                                Identification No.)
Incorporation)




  2201 SECOND STREET, SUITE 402, FORT MYERS, FLORIDA                 33901

       (Address of Principal Executive Offices)                   (Zip Code)

                                (239) - 337-3434

              (Registrant's Telephone Number, including Area Code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On November 2, 2003, NeoMedia Technologies, Inc. ("NeoMedia") signed a non-binding letter of intent to acquire and merge with CSI International, Inc. ("CSI"), of Calgary, Alberta, Canada, a private technology products company in the micro paint repair industry. On February 6, 2004, NeoMedia and CSI signed a definitive merger document (see Exhibit 3.1). NeoMedia paid $2,500,000 cash, plus 7,000,000 shares of NeoMedia common stock in exchange for all of the outstanding shares of CSI. The two companies will centralize administrative and management functions at NeoMedia's headquarters in Fort Myers, Florida. Sales and operations will be based out of Calgary, Alberta.

      This Form 8-K/A is being filed as Amendment No. 1 to the Form 8-K of NeoMedia Technologies, Inc. filed with the Securities and Exchange Commission on February 10, 2004, to provide the financial statements required by Items 7(a) and (b) of Form 8-K.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(a) Financial Statements of Business Acquired - CSI International, Inc. Independent Auditors' Report

        Balance sheets as of August 31, 2003 and 2002

        Statements of income and comprehensive income for the years ended August 31, 2003 and 2002

        Statements of changes in stockholders' equity for the years ended August 31, 2003 and 2002

        Statements of cash flows for the years ended August 31, 2003 and 2002

        Notes to  financial  statements  as of August 31, 2003 and 2002

        Interim balance sheet as of November 30, 2003 (unaudited)

        Interim   statements  of  income  and   comprehensive   income  for  the
        three-month periods ended November 30, 2003 and 2002 (unaudited)

        Interim statements of cash flows for the three-month periods ended November 30, 2003 and 2002 (unaudited)

        Notes  to  interim   financial   statements  as  of  November  30,  2003
        (unaudited)


(b) Pro Forma Financial Information
       Pro Forma Condensed Combined Financial Statements (unaudited) as of December 31, 2003 and for the twelve months ended December 31, 2003

        Pro forma combined balance sheet as of December 31, 2003 (unaudited)

        Pro forma combined statement of operations for the twelve months ended December 31, 2003 (unaudited)

(c) Exhibits
        23.1 Consent of Eisner LLP, Independent Certified Public Accountants

INDEPENDENT AUDITORS' REPORT

Board of Directors
CSI International Inc.
Calgary, Alberta Canada


We have audited the accompanying balance sheets of CSI International Inc. as of August 31, 2003 and 2002, and the related statements of income and comprehensive income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all respects, the financial position of CSI International Inc. as of August 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ Eisner LLP

New York, New York
January 23, 2004

CSI INTERNATIONAL INC.

BALANCE SHEETS
(in U.S. dollars)

                                                                AUGUST 31,
                                                        -----------------------
                                                           2003          2002
                                                        ---------     ---------
ASSETS
Current assets:
  Cash and cash equivalents                             $ 136,000     $ 126,000
  Accounts receivable, net of allowance
    for doubtful accounts of $13,000 for
    2003 and $9,000 for 2002                               60,000        38,000
  Inventories                                              13,000        10,000
  Other current assets                                      1,000         1,000
                                                        ---------     ---------

      Total current assets                                210,000       175,000

Investments                                                51,000
Property and equipment, net                                 7,000         2,000
                                                        ---------     ---------
                                                        $ 268,000     $ 177,000
                                                        =========     =========

LIABILITIES
Current liabilities:
  Accounts payable                                      $  22,000     $  17,000
  Accrued expenses                                         36,000        12,000
  Income taxes payable                                     12,000         8,000
  Due to stockholder                                                     14,000
                                                        ---------     ---------
      Total current liabilities                            70,000        51,000
                                                        ---------     ---------

Commitments (Note F)

STOCKHOLDERS' EQUITY
Common stock - no par value: 20,000 shares
  authorized; 100 shares issued and outstanding
  in 2003 and 2002, respectively
Accumulated other comprehensive income (loss) -
  currency translation adjustment                           7,000        (7,000)
Retained earnings                                         191,000       133,000
                                                        ---------     ---------

                                                          198,000       126,000
                                                        ---------     ---------

                                                        $ 268,000     $ 177,000
                                                        =========     =========


See notes to financial statements                                              2

CSI INTERNATIONAL INC.

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(in U.S. dollars)


                                                         YEAR ENDED AUGUST 31,
                                                        -----------------------
                                                           2003          2002
                                                        ---------     ---------

Revenue                                                 $ 544,000     $ 438,000
Direct cost of revenue                                    338,000       283,000
                                                        ---------     ---------

Gross profit                                              206,000       155,000
                                                        ---------     ---------

Operating costs and expenses:
  Selling, general and administrative                     148,000       122,000
  Depreciation and amortization                             2,000         1,000
                                                        ---------     ---------

                                                          150,000       123,000
                                                        ---------     ---------

Income from operations                                     56,000        32,000

Gain on equity securities received in connection
  with advances (net)                                      13,000
Interest expense                                                         (4,000)
Loss on sale of assets                                                  (19,000)
                                                        ---------     ---------

INCOME BEFORE PROVISION FOR INCOME TAXES                   69,000         9,000
Provision for income taxes                                (11,000)       (6,000)
                                                        ---------     ---------
NET INCOME                                                 58,000         3,000

OTHER COMPREHENSIVE INCOME:
  Foreign currency translation adjustment                  14,000         6,000
                                                        ---------     ---------

COMPREHENSIVE INCOME                                    $  72,000     $   9,000
                                                        =========     =========


See notes to financial statements                                              3

CSI INTERNATIONAL INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(in U.S. dollars)

                                                                  ACCUMULATED
                                   COMMON STOCK                      OTHER
                               --------------------              COMPREHENSIVE
                               NUMBER OF               RETAINED      (LOSS)     STOCKHOLDERS'
                                SHARES      AMOUNT     EARNINGS      INCOME        EQUITY
                               ---------   --------    --------     --------      --------

BALANCE - SEPTEMBER 1, 2001         100    $     --    $130,000     $(13,000)     $117,000
Net income                                       --       3,000                      3,000
Translation adjustment                           --                    6,000         6,000
                               --------    --------    --------     --------      --------

BALANCE - AUGUST 31, 2002           100          --     133,000       (7,000)      126,000
Net income                                       --      58,000                     58,000
Translation adjustment                           --                   14,000        14,000
                               --------    --------    --------     --------      --------

BALANCE - AUGUST 31, 2003           100    $     --    $191,000     $  7,000      $198,000
                               ========    ========    ========     ========      ========






See notes to financial statements                                              4

CSI INTERNATIONAL INC.

STATEMENTS OF CASH FLOWS
(in U.S. dollars)

                                                         YEAR ENDED AUGUST 31,
                                                        -----------------------
                                                           2003          2002
                                                        ---------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                            $  58,000     $   3,000
  Adjustments to reconcile net income to
    net cash provided by (used in)
    operating activities:
      Depreciation and amortization                         2,000         1,000
      Loss on disposal of assets                                         19,000
      Gain on equity securities received
        in connection with advances                       (13,000)
      Changes in:
        Accounts receivable                               (22,000)       11,000
        Inventories                                        (3,000)        2,000
        Other current assets                                             (1,000)
        Accounts payable and accrued expenses              29,000        12,000
        Income taxes payable                                4,000         8,000
                                                        ---------     ---------
          Net cash provided by operating
            activities                                     55,000        55,000
                                                        ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets                                 (7,000)
  Investment in equity securities                          (6,000)
  Proceeds from disposal of property                                    120,000
  Advances to third party                                 (45,000)
  Repayments from third party                              13,000
                                                        ---------     ---------
          Net cash (used in) provided by
            investing activities                          (45,000)      120,000
                                                        ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of mortgage payable                                         (82,000)
  Repayments of amounts due to stockholder                (14,000)      (72,000)
                                                        ---------     ---------

          Net cash used in financing activities           (14,000)     (154,000)
                                                        ---------     ---------

Effect of exchange rate changes on cash                    14,000        31,000
                                                        ---------     ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                  10,000        52,000
Cash and cash equivalents, beginning of year              126,000        74,000
                                                        ---------     ---------

CASH AND CASH EQUIVALENTS, END OF YEAR                  $ 136,000     $ 126,000
                                                        =========     =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for:
    Income taxes                                        $   7,000
    Interest                                                          $   4,000

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING
  INFORMATION:
  Reduction in due to stockholder in lieu of
    payment from sale of building                                     $  41,000


See notes to financial statements                                              5

CSI INTERNATIONAL INC.

NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2003 AND 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(1)   COMPANY:

      CSI International Inc. (the "Company") was incorporated in Calgary, Alberta Canada in 1992 under the name Chip Repair Systems of Canada, Inc. In 1993, the Company changed its name to Chip Repair Systems International Inc. and in 1996, the Company changed its name to CSI International Inc.

      The Company licenses a technology developed by its founder and significant stockholder. The technology provides for a more efficient and economical method to repair paint related damage to vehicles.

      The Company conducts its business primarily in the province of Alberta.

(2)   FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS:

      The financial position and results of operations of the Company are determined using local currency as the functional currency (Canadian dollar). Assets and liabilities are translated at the prevailing exchange rate in effect at each year end. Investments, property and equipment, due to stockholder and contributed capital accounts are translated using the historical rates of exchange when the transaction is completed. Income statement amounts are translated at the average exchange rate during the year. Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in stockholders equity under comprehensive income. Gains and losses resulting from foreign currency transactions are included in operations. There were no gains or losses from foreign currency transactions in 2003 or 2002.

(3)   REVENUE RECOGNITION:

      Revenue related to product sales is recognized when the products are shipped to customers and collection is reasonably assured. Revenue related to service repairs is recognized upon customer acceptance.

(4)   CASH AND CASH EQUIVALENTS:

      The  Company  considers  all  highly  liquid   investments  with  original
      maturities of three months or less to be cash equivalents.

(5)   INVENTORIES:

      Inventories are valued at the lower of cost or market. Cost is determined on a first-in, first-out method.

(6)   PROPERTY AND EQUIPMENT:

      Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years. Leasehold improvements are amortized on a straight-line basis over the useful lives or the term of the related lease, whichever is shorter.

CSI INTERNATIONAL INC.

NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2003 AND 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(7)   LONG-LIVED ASSETS:

      In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company records impairment losses on long-lived assets used in operations or expected to be disposed of when indicators of impairment exist and the cash flows expected to be derived from those assets are less than carrying amounts of those assets. No such indicators existed and the Company did not record any impairment charge for the years ended August 31, 2003 and 2002.

(8)   INCOME TAXES:

      Deferred income taxes are determined based upon enacted tax laws in Canada and rates applied to the differences between the financial statements and tax basis of assets and liabilities.

(9)   USE OF ESTIMATES:

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company reviews all significant estimates affecting the financial statements on a recurring basis and records the effect of any adjustments when necessary.

(10)  FAIR VALUE OF FINANCIAL INSTRUMENTS:

      The carrying amounts of cash, accounts receivable, investments, accounts payable and accrued expenses approximate fair value due to the short-term nature of those instruments.

(11)  ADVERTISING COSTS:

      Advertising costs incurred during the years ended August 31, 2003 and 2002 were $5,000 and $3,000, respectively

NOTE B - INVESTMENTS

      In fiscal 2003, the Company invested $6,000 in exchange for 4,257 shares of common stock of Triton Global Business Services, Inc. ("Triton"), an unrelated third party. These shares are restricted and are recorded at cost as of August 31, 2003. The Company's ownership percentage in Triton is de minimis.

      During fiscal 2003, the Company advanced $45,000 to Triton, a subsidiary of BSD Software, Inc. ("BSDS"), a public company. The general terms of the advances included repayment within 30 days with interest at a rate of 8% per annum. In connection with theser advances, the Company recieved 61, 684 restriced common shares of BSDS. In addition, the Company received an additional 48,160 shares of BSDS as consideration for extending the notes. As of the advance dates, the Company ascribed no value to the notes. The Company accredited the value of the nores as interest income over the repayment period (30 days). The Company received payment of $13,000 during fiscal 2003 and wrote the remaining balance ($32,000) off as noncollectible.

CSI INTERNATIONAL INC.

NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2003 AND 2002


NOTE B - INVESTMENTS (CONTINUED)

The Company ascribed a value of $45,000 in connection with the advances based upon the share price at the date of each advance limited to the amounts advanced to the third party. In addition, the Company ascribed a value of $53,000 and a corresponding increase to interest income for the additional shares recieved as consideration for extending the repayment date of the advances. As of August 31, 2003, the Company determined that a decline in the market value of such shares was other than temporary and recorded a loss of $53,000 to reduce the recorded value to its then market value.

NOTE C - PROPERTY AND EQUIPMENT

Major classes of property and equipment are as follows:


                                                        AUGUST 31,
                                                 ---------------------
                                                   2003         2002
                                                 --------     --------
Computers                                        $  8,000     $  8,000
Equipment                                          33,000       33,000
Leasehold improvements                              7,000
                                                 --------     --------

                                                   48,000       41,000
Less accumulated depreciation and amortization     41,000       39,000

                                                 $  7,000     $  2,000
                                                 ========     ========

Depreciation and amortization expense for the years ended August 31, 2003 and 2002 was $2,000 and $1,000, respectively.

NOTE D - RELATED PARTY

A stockholder and a founder had advanced funds to the Company prior to fiscal 2002 for working capital purposes. The advances were noninterest bearing and due on demand. The amount due to stockholder was repaid in fiscal 2003.

The Company leases its facility from a stockholder and founder (see Note G).

NOTE E - INCOME TAXES

Provision for income taxes for the years ended August 31, 2003 and 2002 consists of the following:


                                                 YEAR ENDED AUGUST 31,
                                                 ---------------------
                                                   2003         2002
                                                 --------     --------
Current                                          $ 11,000     $  6,000
                                                 ========     ========

CSI INTERNATIONAL INC.

NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2003 AND 2002

NOTE F - COMMITMENTS

The Company leases premises under a long-term operating lease (as extended in September 2003) from a rleated party (see Note D) expiring August 31, 2008. Under this lease, the Company has the following obligations for annual rentals:

        2004                            $   21,000
        2005                            $   21,000
        2006                            $   21,000
        2007                            $   21,000
        2008                            $   21,000
                                        ----------
                                        $  105,000
                                        ==========

Rent expense for the years ended August 31, 2003 and 2002 amounted to approximately $14,000 and $4,000, respectively.


NOTE G - LOSS ON DISPOSAL OF ASSETS

(1)   BUILDING:

      During fiscal 2002, the Company sold the building it occupied to a stockholder and founder. The sale price of the building was $161,000. The sales price consiste dof $120,000 of cash and a reduction of $41,000 in amount due to stockholder. The net book value of the building at the date of sale was $139,000 resulting in a gain of $22,000.

(2)   MARKETABLE SECURITIES:

      During fiscal 2002, the Company recorded a loss on marketable securitie of $41,000 as such securities expired worthless.

NOTE H - CONCENTRATION OF CREDIT RISK

As of August 31, 2003, two customers accounted for 24% and 12% of total accounts receivable.

As of August 31, 2003, one vendor accounted for 37% of accounts payable.

NOTE I - SUBSEQUENT EVENTS

(1)   LETTER OF INTENT:

      The Company has entered into a letter of intent as of November 2, 2003 to enter into a merger agreement with Neomedia Technologies, Inc. ("Neomedia"), a public company, located in Florida, USA, in which the Company would become a wholly owned subsidiary of Neomedia. Consideration for this transaction will consist of $2,500,000 in cash and 7 million newly issued shares of common stock of Neomedia.

(2)   LEASE:

      The Company leased a new automobile in December 2003. The lease is for a term of 4 years with a monthly rental of $1,000

(3)   INVESTMENTS:

      As of January 23, 2004, the closing price of BSDS of common stock was $.22 per share, resulting in a decrease in market value of such shares of $21,000.

            INTERIM FINANCIAL STATEMENTS OF CSI INTERNATIONAL, INC.

CSI INTERNATIONAL, INC.
BALANCE SHEET
(in U.S. dollars)

                                                                               NOVEMBER 30,
                                                                                  2003
                                                                               ----------
ASSETS                                                                         (unaudited)
Current Assets:
Cash and cash equivalents                                                      $  155,000
Accounts receivable, net of allowance for doubtful accounts of $13,000             60,000
Loans receivable                                                                   14,000
Inventories                                                                        48,000
                                                                               ----------
Total current assets                                                              277,000

Investments                                                                        32,000
Property and equipment, net                                                         9,000
                                                                               ----------

                                                                               $  318,000
                                                                               ==========
LIABILITIES
Current liabilities:
Accounts payable                                                               $    2,000
Accrued expenses                                                                   53,000
Income taxes payable                                                               23,000
                                                                               ----------
Total current liabilities                                                          78,000

Commitments                                                                            --

STOCKHOLDERS' EQUITY
Common stock - no par value: 20,000 shares authorized; 100 shares issued and outstanding
Accumulated other comprehensive income - currency translation adjustment            6,000
Retained earnings                                                                 234,000
                                                                                  240,000
                                                                               ----------
                                                                               $  318,000
                                                                               ==========


The accompanying notes are an integral part of these financial statements.

CSI INTERNATIONAL, INC.
STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(in U.S. dollars)

                                                                                 THREE MONTHS ENDED
                                                                                    NOVEMBER 30,
                                                                            ----------------------------
                                                                               2003               2002
                                                                            ---------         ----------
                                                                                    (unaudited)
Revenue                                                                     $ 185,000         $ 136,000
Direct cost of revenue                                                         86,000            76,000
                                                                            ---------         ---------
Gross profit                                                                   99,000            60,000

Operating costs and expenses:
Selling, general and administrative                                            27,000            24,000
                                                                            ---------         ---------

Income from operations                                                         72,000            36,000

Loss on equity securities received in connection with advances (net)          (19,000)               --
                                                                            ---------         ---------
INCOME BEFORE PROVISION FOR INCOME TAXES                                       53,000            36,000
Provision for income taxes                                                    (10,000)           (7,000)
                                                                            ---------         ---------
NET INCOME                                                                     43,000            29,000

Other comprehensive income:
Foreign currency translation adjustment                                        (1,000)               --
                                                                            ---------         ---------
COMPREHENSIVE INCOME                                                        $  42,000         $  29,000
                                                                            =========         =========


The accompanying notes are an integral part of these financial statements.

CSI INTERNATIONAL, INC.
STATEMENTS OF CASH FLOWS
(in U.S. dollars)

                                                                           THREE MONTHS ENDED
                                                                              NOVEMBER 30,
                                                                      ----------------------------
                                                                         2003              2002
                                                                      ---------         ----------
                                                                              (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                            $  43,000         $  29,000
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization                                             1,000                --
Loss on equity securities received in connection with advances           19,000                --
Changes in:
Accounts receivable                                                          --           (22,000)
Inventories                                                             (35,000)               --
Other current assets                                                      1,000             1,000
Accounts payable and accrued expenses                                    (3,000)            1,000
Income taxes payable                                                     11,000            (8,000)
                                                                      ---------         ---------
Net cash provided by operating activities                                37,000             1,000
                                                                      ---------         ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets                                                 (3,000)               --
Advances to third party                                                 (14,000)               --
                                                                      ---------         ---------
Net cash used in investing activities                                   (17,000)               --
                                                                      ---------         ---------
CASH FLOWS FROM FINANCING ACTIVITY:
Repayment of mortgage payable                                                --           (14,000)
                                                                      ---------         ---------
Net cash used in financing activity                                          --           (14,000)
                                                                      ---------         ---------

Effect of exchange rates on cash                                         (1,000)          (29,000)

NET INCREASE IN CASH AND CASH EQUIVALENTS                                19,000           (42,000)
Cash and cash equivalents, beginning of period                          136,000           126,000
                                                                      ---------         ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD                              $ 155,000         $  84,000
                                                                      =========         =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Income taxes                                                          $      --         $      --
Interest                                                                     --                --





The accompanying notes are an integral part of these financial statements.

                             CSI INTERNATIONAL, INC.
                   Notes to Financial Statements November 30,
                            2003 and 2002 (Unaudited)

1. BASIS OF PRESENTATION AND NATURE OF BUSINESS OPERATIONS BASIS OF PRESENTATION

         The accompanying unaudited interim financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. These financial statements and related notes should be read in conjunction with the Company's audited financial statements for the fiscal year ended August 31, 2003. In the opinion of management, these condensed financial statements reflect all adjustments which are of a normal recurring nature and which are necessary to present fairly the financial position of CSI as of November 30, 2003, and the results of operations and cashflows for the three-month periods ended November 30, 2003 and 2002. The results of operations for the three-month period ended November 30, 2003 are not necessarily indicative of the results which may be expected for the entire fiscal year.

NATURE OF BUSINESS OPERATIONS

         CSI International, Inc. ("CSI" or the "Company") was incorporated in Calgary, Alberta Canada in 1992 under the name Chip Repair Systems of Canada, Inc. In 1993, the Company changed its name to Chip Repair Systems International, Inc. and 1996, the Company changed its name to CSI International, Inc.

         The Company licenses a technology developed by its founder and significant stockholder. The technology provides for a more efficient and economical method to repair paint related damage to vehicles.

         The Company conducts its business primarily in the province of Alberta.


RECENT ACCOUNTING PRONOUNCEMENTS

      On December 24, 2003, the FASB issued FASB Interpretation No. 46 (Revised December 2003), "Consolidation of Variable Interest Entities," (FIN-46R) primarily to clarify the required accounting for interests in variable interest entities. FIN-46R supercedes FIN-46 that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. While FIN-46R modifies or clarifies various provisions of FIN-46, it also incorporates many FASB Staff Positions previously issued by the FASB. Management does not believe there will be any material impact to the Company's financial position, results of operations or liquidity resulting from the adoption of this interpretation.


INVESTMENT IN TRITON GLOBAL BUSINESS SERVICES, INC.

     During the year ended August 31, 2003, the Company invested $6,000 in exchange for 4,257 shares of common stock of Triton Global Business Services, Inc. ("Triton"), an unrelated third party. These shares are restricted and are recorded at cost as of November 30, 2003. The Company's ownership percentage in Triton is de minimis.

                             CSI INTERNATIONAL, INC.
                   Notes to Financial Statements November 30,
                            2003 and 2002 (Unaudited)


     During the year ended August 31, 2003, the Company advanced $45,000 to Triton, a subsidiary of BSD Software, Inc. ("BSDS"), a public company. The general terms of the advances included repayment within 30 days with interest at a rate of 8% per annum. In connection with these advances, the Company received 61,684 restricted common shares of BSDS. In addition, the Company received an additional 48,160 shares of BSDS as consideration for extending the notes. As of the advance dates, the Company ascribed no value to the notes. The Company accreted the value of the notes as interest income over the repayment period (30 days). The Company received payment of $13,000 during the year ended August 31, 2003, and wrote the remaining balance ($32,000) off as noncollectible.

     The Company ascribed a value of $45,000 in connection with the advances based upon the share price at the date of each advance limited to the amounts advanced to BSDS. In addition, the Company ascribed a value of $53,000 and a corresponding increase to interest income for the additional shares received as consideration for extending the repayment date of the advances. As of August 31, 2003, the Company determined that a decline in the market value of such shares was other than temporary and recorded a loss of $53,000 to reduce the value to its then market value. Likewise, the Company recorded an additional loss of $19,000 during the three months ended November 30, 2003, to reduce the value to its market value as of November 30, 2003.

LETTER OF INTENT

     On November 2, 2003, the Company entered into a letter of intent to be acquired by, and merge with, NeoMedia, a public company located in Ft. Myers, Florida, USA. Under the terms of the letter of intent, the Company would become a wholly-owned subsidiary of NeoMedia, with the sales and operations office remaining in Calgary. The transaction was completed on February 6, 2004.

ITEM 7(B).  PRO FORMA FINANCIAL INFORMATION

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

1.  BASIS OF PRESENTATION

         On November 2, 2003, NeoMedia Technologies, Inc. ("NeoMedia") signed a non-binding letter of intent to acquire and merge with CSI International, Inc. ("CSI"), of Calgary, Alberta, Canada, a private technology products company in the micro paint repair industry. On February 6, 2004, NeoMedia and CSI signed a definitive merger document (see Exhibit 3.1). NeoMedia paid $2,500,000 cash, plus 7,000,000 shares of NeoMedia common stock in exchange for all of the outstanding shares of CSI. The two companies will centralize administrative and management functions at NeoMedia's headquarters in Fort Myers, Florida. Sales and operations will be based out of Calgary. The following unaudited pro forma condensed combined financial statements give effect to the acquisition by NeoMedia of CSI.

         The pro forma condensed combined balance sheet gives effect to the acquisition of CSI as if it had occurred on December 31, 2003.

         The pro forma condensed combined historical statement of operations gives effect to the acquisition of CSI International, Inc. as if it had occurred as of January 1, 2003, combining the historical results of NeoMedia for the year ended December 31, 2003 with the historical results of the same period for CSI.

         The pro forma combined financial statements included in this Form 8-K/A have been prepared by the managements of NeoMedia and CSI without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the managements of NeoMedia and CSI believe that the disclosures are adequate to make the information not misleading.

         The pro forma adjustments are based on currently available information and upon estimates and assumptions that we believe are reasonable under the circumstances. A final determination of the allocation of the purchase price to the assets acquired and liabilities assumed has not been made, and the allocation reflected in the unaudited pro forma combined financial statements should be considered preliminary and is subject to the completion of a more comprehensive valuation of the assets acquired and liabilities assumed. The final allocation of purchase price could differ materially from the pro forma allocation included herein. The pro forma financial data do not purport to represent what NeoMedia's financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of NeoMedia's financial position or results of operations for any future period. The pro forma financial statements should be read in conjunction with the separate historical financial statements and footnotes of NeoMedia included in Form 10-KSB for the year ended December 31, 2003, incorporated by reference herein, and CSI.

                          NEOMEDIA TECHNOLOGIES, INC.
                        PRO-FORMA COMBINED BALANCE SHEET
                               DECEMBER 31, 2003
                          (In thousands of US Dollars)
                                   (Unaudited)


                                                                    HISTORICAL
                                                            ------------------------------      (A)
                                                                                CSI           PRO-FORMA             PRO-FORMA
ASSETS                                                        NEOMEDIA      INTERNATIONAL    ADJUSTMENTS            COMBINED
                                                            ------------   ---------------  ------------
Current assets:
Cash and cash equivalents                                   $     61         $    128                               $    189
Trade accounts receivable, net                                   133               96                                    229
Inventories, net                                                   3               57                                     60
Loans receivable                                                  --               16                                     16
Prepaid expenses and other current assets                        356               --                                    356
                                                            --------------------------------------------           -----------
Total current assets                                             553              297              --                    850

Property and equipment, net                                       61                9                                     70
Capitalized patents, net                                       2,415               --                                  2,415
Capitalized and purchased software costs, net                    118               --                                    118
Cost in excess of net book value of assets purchased              --               --           2,988       (A)        2,988
Investments                                                       --               29                                     29
Other long-term assets                                           729               --                                    729
                                                            --------------------------------------------           -----------
Total assets                                                $  3,876         $    335        $  2,988               $  7,199
                                                            ============================================           -----------

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable                                            $  2,327         $      2                                  2,329
Amounts due under financing agreements                           196               --                                    196
Amounts payable under settlement agreements                      772               --                                    772
Liabilities in excess of assets of                               657               --                                    657
discontinued business unit
Income taxes payable                                              --               14                                     14
Sales taxes payable                                              137               --                                    137
Accrued expenses                                               1,743              107                                  1,850
Deferred revenues and other                                      515               --                                    515
Notes payable                                                    732               --           2,500       (A)        3,232
                                                            --------------------------------------------           -----------
Total liabilities                                              7,079              123           2,500                  9,702
                                                            --------------------------------------------           -----------

Shareholders' equity (deficit):
Preferred stock                                                   --               --              --
Common stock (B)                                               2,440               --              70       (A)        2,510
Additional paid-in capital                                    71,565               --             630       (A)       72,195
Deferred stock-based compensation                               (282)              --            (282)
Accumulated other comprehensive
income (loss) - currency translation                              --               14             (14)      (A)           --
adjustment
Retained earnings (accumulated deficit)                      (76,147)             198            (198)      (A)      (76,147)
Treasury stock                                                  (779)              --                                   (779)
                                                            --------------------------------------------           -----------
Total shareholders' equity (deficit)                          (3,203)             212             488                 (2,503)
                                                            --------------------------------------------           -----------
Total liabilities and shareholders' equity (deficit)        $  3,876         $    335        $  2,988               $  7,199
                                                            ============================================           -----------

PRO-FORMA ADJUSTMENTS

(A) - Adjustment for stock and cash issued in purchase of CSI. NeoMedia paid $2.5 million cash plus 7,000,000 shares of its common stock valued at $0.10 per share (stock price at date of exchange) in exchange for all the outstanding shares of CSI. The combination is being accounted for as a purchase business combination as defined by Statement of Financial Accounting Standards No. 141, Business Combinations. The $2.5 million cash was funded from an outside investor through a note payable. NeoMedia initially ascribed the purchase price in excess of CSI's net assets to "Cost in excess of net book value of assets purchased." As described in the "basis of presentation" the purchase price is subject to final allocation, and will be adjusted accordingly upon determination of the final purchase price.

(B) - NeoMedia's $0.01 par value common stock consists of 1,000,000,000 authorized shares, 247,041,675 shares historical, 254,041,675 pro forma, issued and outstanding 243,991,257 historical and 250,991,257 pro forma.

                           NEOMEDIA TECHNOLOGIES, INC.
                   PRO-FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003
                  (In thousands of US Dollars, except per share
                                data) (Unaudited)


                                                                        HISTORICAL
                                                               ----------------------------------  PRO-FORMA
                                                                                    CSI              ADJUST-         PRO-FORMA
                                                                 NEOMEDIA          INT'L              MENTS          COMBINED
                                                               -----------------------------------------------    ---------------
NET SALES:

License fees                                                   $      414       $       --       $       --       $        414
Resale of software and technology equipment and service fees        1,986               --               --              1,986
Micro paint revenue                                                    --              588               --                588
                                                               -----------------------------------------------    ---------------
Total net sales                                                     2,400              588               --              2,988
                                                               -----------------------------------------------    ---------------
COST OF SALES:
License fees                                                          300               --               --                300
Resale of software and technology equipment and service fees        1,829               --               --              1,829
Micro paint direct cost of revenue                                     --              353               --                353
                                                               -----------------------------------------------    ---------------
Total cost of sales                                                 2,129              353               --              2,482
                                                               -----------------------------------------------    ---------------

GROSS PROFIT                                                          271              235               --                506

Selling, general and administrative expenses                        4,793              193               --              4,986
Research and development costs                                        332               --               --                332

Income (loss) from operations                                      (4,854)              42               --             (4,812)
Loss on extinguishment of debt, net                                  (152)              --               --               (152)
Loss on equity securities
received in connection with advances (net)                             --              (11)              --                (11)
Interest expense, net                                                (376)              --               --               (376)
                                                               -----------------------------------------------    ---------------
INCOME BEFORE PROVISION FOR INCOME TAXES                           (5,382)              31               --             (5,351)
Provision for income taxes                                             --                6               --                  6
                                                               -----------------------------------------------    ---------------
NET INCOME (LOSS)                                              $   (5,382)      $       37       $       --       $     (5,345)
                                                               ===============================================    ===============
NET LOSS PER SHARE--BASIC AND DILUTED                          $    (0.04)                                        $       (0.04) (B)
                                                               ================                                   ===============
WEIGHTED AVERAGE NUMBER OF COMMON SHARES-BASIC AND DILUTED     125,029,723                        7,000,000   (A)     132,029,723
                                                               ================                  =============    ===============


PRO-FORMA ADJUSTMENT

(A) - Adjustment for 7,000,000 shares issued as portion of purchase price of CSI International, Inc., assuming shares were issued on January 1, 2003.

(B) - Pro forma basic and diluted net loss per share is calculated by dividing pro forma net loss by the pro forma outstanding common shares.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NeoMedia Technologies, Inc.
                                     (Registrant)

Date: April 12, 2004                 By: /s/ Charles T. Jensen
                                   --------------------------------------
                                     Charles T. Jensen, President, Chief
                                     Operating Officer, Acting Chief Executive
                                     Officer and Director